Calculation of Filing Fee Tables
S-3
Walt Disney Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Floating Rate Notes due 2029	457(r)	500,000,000	$ 1.00	$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Debt	Guarantee of the Floating Rate Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	3.750% Notes due 2029	457(r)	1,000,000,000	$ 0.99872	$ 998,720,000.00	0.0001381	$ 137,923.23
Fees to be Paid	4	Debt	Guarantee of the 3.750% Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	4.000% Notes due 2031	457(r)	1,500,000,000	$ 0.99559	$ 1,493,385,000.00	0.0001381	$ 206,236.47
Fees to be Paid	6	Debt	Guarantee of the 4.000% Notes due 2031	Other				0.0001381	$ 0.00
Fees to be Paid	7	Debt	4.625% Notes due 2036	457(r)	1,000,000,000	$ 0.99215	$ 992,150,000.00	0.0001381	$ 137,015.92
Fees to be Paid	8	Debt	Guarantee of the 4.625% Notes due 2036	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,984,255,000.00		$ 550,225.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 550,225.62
Offering Note
[1]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3 (File No. 333-289917 and File No. 333-289917-01).

[2]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3 (File No. 333-289917 and File No. 333-289917-01). The debt securities issued by The Walt Disney Company are guaranteed by TWDC Enterprises 18 Corp. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantee.

[3]	See Offering Note 1.

[4]	See Offering Note 2.

[5]	See Offering Note 1.

[6]	See Offering Note 2.

[7]	See Offering Note 1.

[8]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A